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                                                                  EXHIBIT 23.O2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Harris Computer Systems Corporation for the registration of 341,589 shares of common stock and to the incorporation by reference therein of our report dated July 13, 1994, with respect to the consolidated financial statements of Harris Computer Systems Business included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Jacksonville, Florida
May 29, 1996